EXHIBIT B

                          VOTING AND SUPPORT AGREEMENT

         VOTING AND SUPPORT AGREEMENT, dated August 29, 2002 (this "Agreement"), between Royal Bank of Canada, a Canadian chartered bank ("Acquiror"), and the stockholder named on the signature page (the "Stockholder"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement. [The Amended and Restated Voting and Support Agreements for Ward Kellogg and Bruce A. Mahon are dated October 16, 2002.]

                              W I T N E S S E T H:

         WHEREAS, Admiralty Bancorp, Inc., a Delaware corporation (the "Company"), RBC Centura Banks, Inc. and Acquiror are, concurrently with the execution and delivery of this Agreement, entering into an Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), providing for the merger of a wholly owned subsidiary of Acquiror with and into the Company (the "Merger"); and

         WHEREAS, as of the date hereof, the Stockholder is the record and/or beneficial owner of the shares of Company Common Stock listed next to the Stockholder's name on the signature page hereto (the "Existing Shares" and, together with any shares of Company Common Stock or other voting capital stock of the Company acquired by Stockholder after the date hereof, the "Shares");

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                     VOTING

         1.1 Agreement to Vote. The Stockholder agrees that, from and after the date hereof and until the date on which this Agreement is terminated pursuant to
Section 4.1, at the Company Meeting or any other meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, the Stockholder shall:

         (a) appear at each such meeting or otherwise cause the Shares owned beneficially or of record by the Stockholder to be counted as present thereat for purposes of calculating a quorum; and

         (b) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all the Shares, and any other voting securities of the Company (whenever acquired), that are owned beneficially or of record by the Stockholder or as to which the Stockholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of adoption of the Merger Agreement and any other action of the Company's stockholders requested in furtherance thereof; (ii) against any action or agreement submitted for approval of the stockholders of the Company that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of the Stockholder contained in this Agreement; and (iii) against any Acquisition Proposal or any other action, agreement or transaction submitted for approval to the stockholders of the Company that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect the Merger or this Agreement, including: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries (other than the Merger); (B) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries or a reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; (C) a material change in the policies or management of the Company; (D) an election of new members to the board of directors of the Company, except where the vote is cast in favor of the nominees of a majority of the existing directors; (E) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Articles of Incorporation or Bylaws of the Company; or (F) any other material change in the Company's corporate structure or business; provided, however, that nothing in this Agreement shall prevent any representative of the Stockholder from discharging his or her fiduciary duties as a member of the board of directors of the Company.

         1.2 No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except for this Agreement and, if applicable, the agreement specified on the Stockholder's signature page to this Agreement, the Stockholder
(a) has not entered, and the Stockholder shall not enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Shares owned beneficially or of record by the Stockholder and (b) has not granted, and the Stockholder shall not grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares owned beneficially or of record by the Stockholder.

         1.3 Proxy. The Stockholder agrees to grant to Acquiror a proxy to vote the Shares owned beneficially and of record by the Stockholder as indicated in
Section 1.1 above if the Stockholder fails for any reason to vote such Shares in accordance with Section 1.1. The Stockholder agrees that such a proxy would be coupled with an interest and irrevocable for so long as this Agreement is in effect, and the Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of such proxy.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES


         2.1 Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Acquiror as follows:

         (a) Authorization; Validity of Agreement; Necessary Action. The Stockholder has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Acquiror, constitutes a valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general equity principles).

         (b) Ownership. The Existing Shares listed opposite the name of the Stockholder on the signature page hereof are, and such Existing Shares and any additional shares of Company Common Stock acquired by the Stockholder after the date hereof and prior to the Effective Time will be, owned beneficially and of record by the Stockholder. As of the date hereof, the number of shares of Company Common Stock owned by the Stockholder is listed opposite the Stockholder's name on the signature page hereof. As of the date hereof, the Existing Shares listed opposite the name of the Stockholder on the signature page hereof constitute all of the shares of Company Common Stock held of record, owned by or for which voting power or disposition power is held or shared by the Stockholder or any of its affiliates (except for the Shares owned beneficially and of record by any affiliates of the Stockholder that are parties to this Agreement). Except as may be specified on the Stockholder's signature page to this Agreement, the Stockholder has and will have at all times through the Effective Time sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I or Section 3.2 hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares and with respect to all of the Shares at the Effective Time, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Subject to such existing pledges, if any, as may be specified on the Stockholder's signature page to this Agreement (the "Existing Pledges"), the Stockholder has good and marketable title to the Existing Shares listed opposite the name of the Stockholder on the signature page hereof, free and clear of any Liens and the Stockholder will have good and marketable title to such Existing Shares and any additional shares of Company Common Stock acquired by the Stockholder after the date hereof and prior to the Effective Time, free and clear of any Liens.

         (c) No Violation. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement will not, (i) conflict with or violate any law, ordinance or regulation of any Governmental Authority applicable to the Stockholder or by which any of its assets or properties is bound or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or require redemption or repurchase of or otherwise require the purchase or sale of any securities, or result in the creation of any Lien on the properties or assets of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of its assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

         (d) Consents and Approvals. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority based on the law, ordinance or regulation of any applicable Governmental Authority, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, materially to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

         (e) Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder before or by any Governmental Authority that could reasonably be expected materially to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

         (f) Absence of Agreements with the Company. Except for, if applicable, the agreement specified on the Stockholder's signature page to this Agreement, there are no existing Agreements or arrangements between the Stockholder or any of its affiliates, on one hand, or the Company or any of its Subsidiaries, on the other hand, relating to the Shares owned beneficially and of record by the Stockholder or any other securities of or investment in the Company.

         (g) Competitive Business. Annex A to this Agreement is an accurate and complete list of the Stockholder's participation in any business that could be considered to be a Competitive Business (as defined in Section 3.2) and a description of each such participation.

         (h) Change in Control Bonus. [Section 2.1(h) varies in the agreements signed by the directors as follows:]

[For Bruce Mahon, Section 2.1(h) reads as follows: The Stockholder is entitled to $200,000 under the Change in Control Program for the Chairman, $108,000 under the Directors' 2002 Change in Control Bonus Program and certain other entitlements not to exceed $50,000 as previously approved by the Board of Directors of the Company. These amounts do not include the excise tax gross-up payment, if any, that may be payable pursuant to the terms of the applicable plan. The Stockholder is also entitled to continued health and welfare benefits, which include medical insurance benefits for the Stockholder and his current spouse for their respective lives. The Stockholder is not a participant in the Amended Senior Management 1998 Change in Control Program or any other severance or change in control program.]

[For Ward Kellogg, Section 2.1(h) reads as follows: The Stockholder is entitled to $36,000 under the Directors' 2002 Change in Control Bonus Program, a total of $715,000 under his Employment Agreement dated June 23, 1998 (as amended) and the Senior Management 2002 Change in Control Bonus Program, and certain other entitlements not to exceed $40,000 as previously approved by the Board of Directors of the Company. These amounts do not include the excise tax gross-up payment, if any, that may be payable pursuant to the terms of the applicable plan. The Stockholder is also entitled to continued health and welfare benefits for up to 104 weeks from the date of the Change in Control. The Stockholder is not a participant in the Amended Senior Management 1998 Change in Control Program or any other severance or change in control program.]

[For the other 15 directors, Section 2.1(h) reads as follows: The Stockholder is entitled to CIC Payments in an amount no greater than $36,000 in the aggregate (which amount does not include the excise tax gross-up payment, if any, that may be payable pursuant to the terms of the applicable plan.]

         2.2 Representations and Warranties of Acquiror. Acquiror hereby represents and warrants to the Stockholder as follows:

         (a) Organization; Authorization; Validity of Agreement; Necessary Action. Acquiror is a Canadian chartered bank and is validly existing and in good standing under the laws of Canada. Acquiror has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Acquiror of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by Acquiror and no other corporate actions or proceedings on the part of Acquiror are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquiror and, assuming this Agreement constitutes a valid and binding obligation of the Stockholder, constitutes a valid and binding obligation of Acquiror, enforceable against it in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general equity principles).

         (b) No Violation. The execution and delivery of this Agreement by Acquiror does not, and the performance by Acquiror of its obligations under this Agreement will not, (i) conflict with or violate the constitutive documents of Acquiror, (ii) conflict with or violate any law, ordinance or regulation of any Governmental Authority applicable to Acquiror or by which any of its assets or properties is bound or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or require redemption or repurchase of or otherwise require the purchase or sale of any securities, or result in the creation of any Lien on the properties or assets of Acquiror pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror is a party or by which Acquiror or any of its assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Acquiror to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

                                  ARTICLE III

                                 OTHER COVENANTS

         3.1 Further Agreements of Stockholder. (a)The Stockholder hereby agrees, while this Agreement is in effect, and except as expressly contemplated hereby, not to sell, transfer, pledge, encumber, assign, distribute, gift or otherwise dispose of (collectively, a "Transfer") or enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with the Company or any other person or enter into any contract, option or other arrangement or understanding with respect to any Transfer (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of, any of the Existing Shares owned beneficially and of record by the Stockholder, any Shares acquired by the Stockholder after the date hereof, any securities exercisable or exchangeable for or convertible into Company Common Stock, any other capital stock of the Company or any interest in any of the foregoing with any person.

         (b) In case of a stock dividend or distribution, or any change in Company Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

         (c) The Stockholder hereby agrees that during the term of this Agreement it shall not, and shall not permit any of its respective representatives to, (i) initiate, solicit, encourage or knowingly facilitate, directly or indirectly, any inquiries or the making of any proposal with respect to any matter described in Section 3.1(a) or any Acquisition Proposal, (ii) participate in any negotiations concerning, or provide to any other person any nonpublic information or data relating to the Company or any of its Subsidiaries for the purpose of, or have any discussions with, any person relating to, or cooperate with or assist or participate in, or knowingly facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any effort or attempt by any other person to seek to effect any matter described in Section 3.1(a) or any Acquisition Proposal or
(iii) agree to or release any person from any obligation under any existing standstill agreement or arrangement relating to the Company. The Stockholder agrees immediately to cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal, or any matter described in Section 3.1(a), and the Stockholder will take the necessary steps to inform its respective representatives of the obligations undertaken by the stockholder pursuant to this Section 3.1. Nothing contained in this Section 3.1(c) shall prevent (1) any representative of the Stockholder from discharging his or her fiduciary duties as a member of the board of directors of the Company or (2) the Stockholder from taking action authorized by the Company Board to the extent such action is permitted by Section 6.06 of the Merger Agreement.

         (d) The Stockholder hereby agrees, while this Agreement is in effect, to notify Acquiror promptly in writing of (i) the number of any additional shares of Company Common Stock or other securities of the Company acquired by the Stockholder, if any, after the date hereof and (ii) any such inquiries or proposals that are received by, any such information which is requested from, or any such negotiations or discussions which are sought to be initiated or continued with, the Stockholder with respect to any matter described in Section 3.1(a) or (c).

         3.2 Non-Competition. The Stockholder will not, inside the State of Florida, for a period of one (1) year after the Closing Date, own any interest in, manage, operate or control, or participate in the ownership, management, operation or control of (such as by serving as a director, officer, employee, member, partner, consultant, agent or advisor), any business or enterprise that is involved in the business of banking or other financial services (the "Competitive Business"); provided, however, nothing contained herein shall prohibit the Stockholder from (i) continuing to participate in the ownership, management, operation or control of a particular Competitive Business to the extent set forth in Annex A or (ii) acquiring and maintaining an ownership interest in a Competitive Business provided that the acquired ownership interest, when aggregated with any ownership interest of (A) family members of the Stockholder and (B) any person who, together with the Stockholder and any other person would be deemed to be a group (as defined for purposes of Rule 13d-3 under the Exchange Act), represents less than 5% of the equity and voting power in such Competitive Business. The Stockholder acknowledges that the covenants in this section are executed in order to induce Acquiror to enter into and consummate the transactions contemplated by the Merger Agreement, are required by Acquirorfor the purpose of preserving the business acquired by it in connection with the transactions contemplated by the Merger Agreement and that Acquiror would not enter into and consummate the transactions contemplated by the Merger Agreement without the agreement of the Stockholder to the covenants contained in this section. The Stockholder also acknowledges that the scope, duration and geographic limitations contained in this section are reasonable given the nature of the Company's business and the nature of the Competitive Business. In the event that any of the provisions of this section should ever be adjudicated to exceed the time, scope, geographic, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, scope, geographic or other limitations enforceable under applicable law. The Stockholder further acknowledges that a violation of this section would cause immeasurable injury to Acquiror and that, in the event of a breach by the Stockholder of this section, Acquiror will not have an adequate remedy at law. Accordingly, in the event of any such breach, Acquiror shall be entitled to such equitable and injunctive relief as may be available to restrain the Stockholder and any other person participating in such breach from the violation of the provisions hereof in any court of competent jurisdiction and injunctive relief without the necessity of posting a bond or proving special damages. Nothing herein, however, shall be construed as prohibiting Acquiror from pursuing any other remedies available at law or equity for such breach, including the recovery of damages.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Termination. Sections 1.1, 1.2, 1.3 and 3.1 of this Agreement, and any proxy granted pursuant to Section 1.3, shall terminate upon the earlier of
(i) the date on which the Merger Agreement is terminated in accordance with
Article VIII thereof or (ii) the Effective Time (such earlier date the "Termination Date"). Nothing in this Section 4.1 shall relieve or otherwise limit any party of liability for breach of this Agreement.

         4.2 Stop Transfer Order. In furtherance of this Agreement, the Stockholder shall and hereby does authorize and instruct the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Existing Shares owned beneficially and of record by the Stockholder and all Shares acquired by the Stockholder after the date hereof.

         4.3 Further Assurances. From time to time, at the other party's request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

         4.4 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and Acquiror shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise provided herein.

         4.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or delivered by an overnight courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to Acquiror to:

                     Royal Bank of Canada
                     200 Bay Street
                     14th Floor, North Tower
                     Royal Bank Plaza
                     Toronto, Ontario
                     Canada M5J 2J5
                     Attention:  W. Michael Wilson
                     Facsimile:  (416) 974-9344

                     with a copy to:

                     Sullivan & Cromwell
                     125 Broad Street
                     New York, New York  10004
                     Fax: (212) 558-3588
                     Attention:  Donald J. Toumey

         (b) if to Stockholder to the address listed next to the Stockholder's name on the signature page hereto.

         4.6 Interpretation. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No provision of this Agreement shall be construed to require Acquiror, the Stockholder or any of its respective Subsidiaries or affiliates to take any action which would violate any applicable law (whether statutory or common), rule or regulation.

         4.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         4.8 Entire Agreement. This Agreement (together with the Merger Agreement, to the extent referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         4.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and performed entirely within such State.

         4.10 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         4.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

         4.12 Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its stockholders or limited partners. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

         4.13 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         IN WITNESS WHEREOF, the parties hereto have signed or have caused this Agreement to be signed by their respective officers or other authorized persons thereunto duly authorized as of the date first written above.



                                          ROYAL BANK OF CANADA


                                          By: /s/ James T. Rager
                                              ---------------------------------
                                              Name:  James T. Rager
                                              Title: Vice Chairman


                                          By: /s/ Peter W. Currie
                                              ---------------------------------
                                              Name:  Peter W. Currie
                                              Title: Vice Chairman & CFO

                          VOTING AND SUPPORT AGREEMENT

                           COUNTERPART SIGNATURE PAGE


         IN WITNESS WHEREOF, the Stockholder has signed or has caused this Agreement to be signed by its respective officers or other authorized persons thereunto duly authorized as of the date first written above.

                       Number of Shares

                       owned
                       beneficially
                       and of record:   ---------------------------------------
                                        Name:

                       Address for
                       notices:





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